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Contact:   D. Ross Davison
           Chief Financial Officer and Treasurer
           (205) 836-1212


FOR IMMEDIATE RELEASE
---------------------


                    PJ AMERICA ANNOUNCES THE CLOSING OF THE
                    ACQUISITION OF EIGHT RESTAURANTS IN OHIO


Birmingham, Alabama, June 5, 1997

          PJ America, Inc. (NASDAQ: PJAM), the largest franchisee of Papa John's International, Inc. announced today that it has closed on the acquisition of eight Papa John's Pizza restaurants in the Akron, Ohio area from Ohio Pizza Delivery Co., Inc. The transaction will be accounted for as a pooling-of-interests. Terms were not disclosed.

          PJ America's President and CEO, Doug Stephens said, "We are excited to have completed this acquisition, and begin our presence in Ohio. We expect the transaction to be accretive to earnings per share in 1997 beginning with the 3/rd/ quarter, which begins on June 30, 1997."

          PJ America is based in Birmingham, Alabama, and with the closing of this acquisition, the Company operates 58 restaurants in Alabama, Virginia, Texas and Ohio.
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          Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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